CONSULTING AGREEMENT

     CONSULTING AGREEMENT, dated July 31, 1997, by and between Inventory Management Systems, Inc., a Delaware corporation ("Company"), and Terry Phillips ("Consultant"). In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

     1. Engagement. The Company agrees to engage Consultant as a consultant, and Consultant accepts such engagement, under and subject to the terms and conditions hereinafter set forth.

     2. Term. Subject to earlier termination as hereafter provided, this Agreement shall have an original term of three years commencing on the date hereof (the "Effective Date") and shall be automatically extended thereafter for successive terms of one year, unless either party provides notice more than thirty days prior to the expiration of the original or any extension term that the Agreement is not to be extended.

     3. Duties. During the term of this Agreement, Consultant shall perform such duties as are assigned to him from time to time by the Board of Directors (the "Board") and/or the President of the Company commensurate with his experience and reputation. In performing his duties hereunder, Consultant shall devote such time as the Company and Consultant mutually agree to be necessary to perform his duties.

     4. Compensation. During the term of this Agreement, Consultant shall be paid an amount of incentive compensation based on Net Income (as hereinafter defined) in respect of each year during the term of this Agreement (pro rated for any partial year during the term of this Agreement) of (i) 6% of Net Income up to $500,000 and (ii) 9% of Net Income in excess of $500,000. The term "Net Income" means, for any applicable fiscal year, the earnings of the Company before interest and taxes ("EBIT"), as calculated in accordance with generally accepted accounting principles applied on a basis consistent with those utilized in the preparation of the Company's financial statements for such year, excluding the effect of Parent (as hereinafter defined) company charges. The amount of Net Income for each year shall be determined no later than 90 days following the end of such year. Such incentive compensation shall be paid in cash to Consultant within five business days following the date of such determination, and shall be accompanied by a copy of the determination of such amount, certified by the Chief Financial Officer or Controller of Take-Two Interactive Software, Inc. (the "Parent") as having been determined in accordance with the provisions of this Section 3(b).

     5. Expenses. All travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by the Consultant during the term of this Agreement shall be paid by the Company. If any such expenses are paid in the first instance by the Consultant, the Company shall reimburse him

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therefor on presentation of appropriate receipts for any such expenses.

     6. Termination. Notwithstanding the provisions of Section 1 hereof, the Consultant's engagement with the Company may be earlier terminated as follows:

          (a) By action taken by the Board, the Consultant may be discharged for cause (as hereinafter defined), effective as of such time as the Board shall determine. Upon discharge of the Consultant pursuant to this Section 6(a), the Company shall have no further obligation or duties to the Consultant, except for payment of Salary through the effective date of termination, and as provided in Sections 4 and 8, and the Consultant shall have no further obligations or duties to the Company, except as provided in
     Section 7.

          (b) In the event of (i) the death of the Consultant or (ii) by action of the Board and the inability of the Consultant, by reason of physical or mental disability, to continue substantially to perform his duties hereunder for a period of 180 consecutive days, during which 180 day period incentive compensation hereunder shall not be suspended or diminished. Upon any termination of the Consultant's engagement under this Section 6(b), the Company shall have no further obligations or duties to the Consultant, except as provided in Sections 4 and 8.

          (c) In the event that Consultant's engagement with the Company is terminated by action taken by the Board without cause, including termination upon a Change in Control (as hereinafter defined), then the Company shall have no further obligation or duties to Consultant, except for payment of the incentive compensation through the effective date of termination and as provided in Sections 4 and 8, and Consultant shall have no further obligations or duties to the Company, except as provided in
     Section 7.

          (d) For purposes of this Agreement, the Company shall have "cause" to terminate the Consultant's employment under this Agreement upon (i) the failure by the Consultant to substantially perform his duties under this Agreement, (ii) the engaging by the Consultant in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, monetarily or otherwise, (iii) the conviction of the Consultant of a felony, (iv) gross negligence on the part of the Consultant or (v) other misconduct of the Consultant in the performance of his duties hereunder. The Company shall give written notice to the Consultant, which notice shall specify the grounds for the proposed termination and the Consultant shall be given thirty (30) days to cure if the grounds arise under clauses (i) or (v) above.

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          (e) For purposes of this Agreement, a "Change in Control" shall be deemed to occur, unless previously consented to in writing by the Consultant, upon the Parent owning less than a majority of the issued and outstanding capital stock of the Company.

     7. Confidentiality; Noncompetition. In addition to and supplementing the covenants contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6 of the Agreement and Plan of Merger (the "Merger Agreement"), dated ___________, 1997, among the Parent, Take-Two Acquisition Corp., Inventory Management Systems, Inc. and Consultant, the Company and Consultant agree as follows:

          (a) The Company and the Consultant acknowledge that the services to be performed by the Consultant under this Agreement are unique and extraordinary and, as a result, the Consultant will be in possession of confidential information relating to the business practices of the Company and the Parent. The term "confidential information" shall mean any and all information (verbal and written) relating to the Company, the Parent or any of their respective affiliates, or any of their respective activities, other than such information which can be shown by the Consultant to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 7(a), including, but not limited to, information relating to: existing and proposed projects, source codes, object codes, forecasts, assumptions, trade secrets, personnel lists, financial information, research projects, services, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Consultant agrees that he will not, at any time during or after the termination of his employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company or Parent and that Consultant agrees that all confidential information shall be the sole property of the Company.

          (b) Except for the Consultant's ownership of Phillips Sales, Inc., the Consultant hereby agrees that he shall not, during the period of his engagement and for a period of one (1) year following such engagement, directly or indirectly, within any county (or adjacent county) in the Commonwealth of Virginia or any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Consultant's engagement or on the date of termination of the Consultant's engagement, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's business activities; provided, however, that notwithstanding anything to the contrary

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     contained herein, the Consultant shall not be subject to the one (1) year prohibition set forth above in the event that he is terminated by the Company without cause.

          (c) Except for the Consultant's ownership of Phillips Sales, Inc., the Consultant hereby agrees that he shall not, during the period of his engagement and for a period of one (1) year following such engagement, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Parent's or Company's business activities including, without limitation, the solicitations of the Parent's or Company's customers, or persons listed on the personnel lists of the Parent or Company. At no time during the term of this Agreement, or thereafter shall the Consultant directly or indirectly, disparage the commercial, business or financial reputation of the Parent or Company; provided, however, that notwithstanding anything to the contrary contained herein, the Consultant shall not be subject to the one (1) year prohibition set forth above in the event that he is terminated by the Company without cause.

          (d) For purposes of clarification, but not of limitation, the Consultant hereby acknowledges and agrees that the provisions of subparagraphs 7(b) and (c) above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Parent or Company, including the Consultant, to discontinue or alter his or its relationship with the Parent or Company.

          (e) Upon the termination of the Consultant's engagement for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company or Parent which are in the possession of the Consultant including all copies thereof, shall be promptly returned to the Company.

          (f) (i) The Consultant agrees that all processes, intellectual property rights, technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, relating to the business of the Parent or Company, or conceived, developed, invented or made by him during his engagement by Company shall belong to the Company. The Consultant shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent, copyright, trademark and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of his inventorship;

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          (ii) If any Invention is described in a patent or copyright application or is disclosed to third parties, directly or indirectly, by the Consultant within two years after the termination of his engagement by the Company, it is to be presumed that the Invention was conceived or made during the period of the Consultant's engagement by the Company; and

          (iii) The Consultant agrees that he will not assert any rights to any Invention as having been made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

          (g) The Company shall be the sole owner of all products and proceeds of the Consultant's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Consultant may acquire, obtain, develop or create in connection with and during the term of the Consultant's engagement hereunder, free and clear of any claims by the Consultant (or anyone claiming under the Consultant) of any kind or character whatsoever (other than the Consultant's right to receive payments hereunder). The Consultant shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

          (h) The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by the Consultant of any of his obligations under this Section 7, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

          (i) The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under Section 7(i) hereof, the Company shall have the right and remedy to require the Consultant to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Consultant as the result of any transactions constituting a breach of any of the provisions of Section 7, and the Consultant hereby agrees to account for any pay over such Benefits to the Company.

          (j) Each of the rights and remedies enumerated in Section 7(i) and 7(j) shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

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          (k) If any provision contained in this Section 7 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          (l) If any provision contained in this Section 7 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

          (m) It is the intent of the parties hereto that the covenants contained in this Section 7 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Consultant hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this
     Section 7 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

     8. Indemnification. The Company shall indemnify and hold harmless the Consultant against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding in which he is a party, or (b) any claim asserted or threatened against him, in either case by reason of or relating to his being or having been a consultant to the Company, whether or not he continues to be such a consultant at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are agreed to in advance by the Company. The foregoing indemnification obligation is independent of any similar obligation provided in the Company's Certificate of Incorporation or Bylaws.

     9. General. This Agreement is further governed by the following provisions:

          (a) Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the

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     attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

          To the Company:

               Inventory Management Systems, Inc.
               2900 Polo Parkway, Suite 104
               Midlothian, Virginia 23113
               Attention: Ryan A. Brant
                          Chairman
               Telecopier:

          With copies to:

               Take-Two Interactive Software, Inc.
               575 Broadway
               New York, New York  10012
               Attention:  Ryan A. Brant, Chief Executive Officer
               Telecopier:

               and

               Tenzer Greenblatt LLP
               405 Lexington Avenue
               New York, New York  10174
               Attention:  Robert J. Mittman, Esq.
               Telecopier: 212-885-5001

          To the Consultant:

               Terry Phillips
               2900 Polo Parkway,
               2nd floor
               Midlothian, VA 23113
               Telecopier:

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          With a copy to:

               Cowan & Owen
               1930 Hugenot Road
               P.O. Box 35655
               Richmond, Virginia  23235
               Attention: Michael C. Hall, Esq.
               Telecopier:

          (b) Parties in Interest. Consultant may not delegate his duties or assign his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

          (c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the engagement of the Consultant by the Company and contains all of the covenants and agreements between the parties with respect to such engagement in any manner whatsoever; provided that the provisions of Sections 5.1, 5.2, 5.3, 5.4, 5.5 and 5.6 of the Merger Agreement shall also apply to Consultant. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Consultant agrees to and hereby does submit to jurisdiction before any state or federal court of record in New York City, New York, or in the state and county in which such violation may occur, at Company's election.

          (e) Warranty. Consultant hereby warrants and represents as follows:

               (i) That the execution of this Agreement and the discharge of Consultant's obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Consultant and any other party or parties.

               (ii) Consultant has ideas, information and know-how relating to the type of business conducted by Company, and Consultant's disclosure of such ideas, information and know-how to Company will not conflict with or violate the rights of any third party or parties.

          (f) Severability. In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such

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     invalid or illegal or unenforceable term or condition had never been contained herein.

          (g) Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        INVENTORY MANAGEMENT SYSTEMS, INC.


                                        By:  /s/ Ryan A. Brant
                                             ---------------------------
                                             Name:  Ryan A. Brant
                                             Title: Chairman


                                             /s/ Terry Phillips
                                             ---------------------------
                                             Terry Phillips